SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported); December 18, 1995





                     HEALTH AND RETIREMENT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)



     Maryland                     1-9317                       04-6558834
   (State or other           (Commission file                (IRS employer
   jurisdiction of                number)                  identification no.)
   incorporation)



        400 Centre Street, Newton, Massachusetts                  02158
        (Address of principal executive offices)                (Zip code)



        Registrant's telephone number, including area code: 617-332-3990

Item 5.   Other Events


Legal Proceedings


          Reference is made to the Company's Report on Form 8-K dated July 27, 1995 describing certain litigation involving a foreclosure action commenced by the Company against a former tenant/mortgagor and counterclaims and a third party complaint brought by the defendants in the foreclosure action and parties related thereto against the Company, Advisors, two Trustees of the Company, Messrs. Portnoy and Martin and others, including Sullivan & Worcester, counsel to the Company.

          After the counterclaims and third party complaints were brought in the Florida State Court foreclosure action, the Company and certain parties brought a declaratory judgment action in the Massachusetts Superior Court to have all matters raised in the counterclaims and third party complaints referred to arbitration. On December 4, 1995, an order was entered by the Massachusetts Superior Court granting the Company's motion for summary judgment and directing arbitration. Earlier, all parties, other than the Company, named by the foreclosure defendants in the Florida litigation had moved to dismiss the counterclaims and third party complaints against them for lack of jurisdiction; in November 1995 a judgment was entered by the Florida court granting these motions and dismissing the third party complaints. At this time, the only matter pending in the Florida court appears to be original foreclosure action by the Company. The parties to and the subject matter of the arbitration proceeding ordered in response to the Company's motion remain to be clarified. Also, the foreclosure defendants have stated that they intend to commence suit in another forum against some or all of the parties dismissed from the Florida litigation. Any new suit may be upon the same grounds which have been ordered to arbitration and against the same parties dismissed from Florida litigation or may raise new issues of federal or state law against the same and/or new parties; also, any new lawsuit may involve the Company. Although the outcome of the arbitration proceeding or any new litigation is currently indeterminable, each of the Company and each other party sued by the foreclosure defendants and related parties believes the claims which have been or may be asserted against it are without merit and intends to defend and deny the allegations in these or any new actions and the Company intends to pursue the original foreclosure action.

Item 7.   Financial Statements, Pro Forma Financial Information
                    and Exhibits.


(c) Exhibits.


          23(a) Consent of Arthur Andersen LLP (relating to financial statements of Marriott International, Inc.).

          23(b) Consent of Arthur Andersen LLP (relating to financial statements of Horizon/CMS Healthcare Corp.).

          23(c) Consent of Ernst & Young LLP (relating to financial statements of Horizon/CMS Healthcare Corp.).

          23(d) Consent of Price Waterhouse LLP (relating to financial statements of Horizon/CMS Healthcare Corp.).

          23(e) Consent of Ernst & Young LLP (relating to financial statements of GranCare, Inc.).

          23(f) Consent of KPMG Peat Marwick LLP (relating to financial statements of GranCare, Inc.).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          HEALTH AND RETIREMENT PROPERTIES TRUST



                          By: /s/ Ajay Saini
                              Ajay Saini
                              Treasurer and Chief Financial Officer

Date:  December 18, 1995